SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2005

SLS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-43770	52-2258371
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1650 W. Jackson, Ozark, Missouri 65721

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 417/883-4549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.

Entry into a Material Definitive Agreement.

On June 17, 2005, we entered into employment agreements with John M. Gott, our Chairman and Chief Executive Officer; Steven M. Lamar, our newly appointed President; and Michael L. Maples, our newly appointed Chief Operating Officer and Chief Financial Officer. Each employment agreement has a term of three years and severance payments equal to six months of base salary following a termination by us without “cause” or a termination by the executive for “good reason.”

Mr. Gott’s agreement provides for an annual salary of $180,000, a grant of options to purchase up to 500,000 shares of our common stock at $2.50 per share, and an agreement to grant 500,000 shares of our common stock to Mr. Gott in January 2006.

Mr. Lamar’s agreement provides for an annual salary of $120,000, a signing bonus of $100,000, a grant of options to purchase up to 500,000 shares of our common stock at $2.50 per share, and an agreement to grant 500,000 shares of our common stock to Mr. Lamar in January 2006.

Mr. Maples’ agreement provides for an annual salary of $250,000, a grant of options to purchase up to 250,000 shares of our common stock at $2.50 per share, and an agreement to grant 125,000 shares of our common stock to Mr. Maples in January 2006.

Each of the options described above will be granted upon the receipt of stockholder approval of our 2005 Stock Incentive Plan and will have a term of ten years. The options vest in one-third increments on each of the first, second and third anniversaries of the date of the option grant. The options vest in full upon a “change of control” or termination of the executive’s employment by us without “cause.”

Section 5 – Corporate Governance and Management

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) On June 17, 2005, we appointed Steven M. Lamar as President. At such time, Mr. Lamar signed the employment agreement described in Item 1.01 above.

Mr. Lamar has spent over 15 years in the financial services industry. Prior to joining SLS, Mr. Lamar was a co-founder and Managing Partner of BayStar Capital Management, LLC, a San Francisco-based hedge fund specializing in private investments in public equities (PIPEs). Prior to BayStar, Mr. Lamar was the Head of Institutional Sales at Shoreline Pacific, where he represented companies, lenders, and investors in PIPE transactions. From 1989 – 1996, Mr. Lamar served in various positions in retail, commercial banking at Citibank and Wells Fargo Bank. Mr. Lamar is Vice Chairman and Board Member of Allied Container Systems, a designer and manufacturer of turn-key solutions for storage, shelter and training facilities. Mr. Lamar is a founding member of Ammo Marketing’s Influencer Advisory Board. Mr. Lamar received his Bachelor of Science degree in Business Administration with an emphasis in finance from San Diego State University in 1992.

On January 4, 2005, SLS completed a private placement with Baystar Capital II, L.P. and three other institutional investors, at which time Mr. Lamar was a Managing Partner of Baystar Capital Management, LLC, which resulted in Mr. Lamar having an indirect financial interest in the private placement. In the private placement, SLS issued its newly designated Series C Convertible Preferred Stock for an aggregate purchase price of $15 million. The investors also received five-year warrants to purchase an aggregate of six million shares of common stock at an exercise price of $6.00 per share, subject to certain adjustments.

(b) On June 17, 2005, we appointed Michael Maples as Chief Operating Officer and Chief Financial Officer. At such time, Mr. Maples signed the employment agreement described in Item 1.01 above.

Mr. Maples has served as a Director since 2001. He has also acted as a consultant, overseeing all of the Company's accounting and Sarbanes-Oxley related functions for the past two years. From 1996 through June 2005, he was Chief Financial Officer, Chief Administrative Officer, Vice President, Treasurer and Corporate Secretary of TranSystems Corporation, an engineering, planning, and consulting firm for the transportation industry. From 1994 to 1996, he was Senior Financial Consultant for Glass & Associates, a consultant to businesses in critical stages of development. From 1991 to 1994, Mr. Maples was Senior Vice President and Controller for Franklin Savings Association, a publicly held group of financial companies. From 1987 to 1991, he was Vice President of Finance & Information Systems for McNally Wellman Company. From 1987 to 1989 he was Treasurer and Corporate Secretary for McNally Pittsburgh, Inc., a group of privately owned engineering and manufacturing companies supplying equipment, systems, parts, and service to the international and domestic material handling industry. From 1983 to 1987, he was Controller and Staff CPA for Gage & Tucker, a multi-office law firm specializing in corporate representation. From 1976 to 1983, he was a Certified Public Accountant, first at Touche Ross & Co., then with a regional firm, and finally as a sole practitioner.

Beginning in 2004, we paid $2,500 per month to Mr. Maples to oversee the work by outside consultants performed in connection with our Sarbanes-Oxley Act compliance efforts.

(c) On June 21, 2005, our Board of Directors elected Bob Ring to fill one of the two vacancies on the Board, and to serve on our Audit Committee and our Compensation Committee. Since 1994, Mr. Ring has consulted in the areas of business process and strategic development with companies that compete in retail, manufacturing, distribution and a variety of service areas. Mr. Ring also is a director of Bass Pro Shops, Cobalt Boats and Duckwall-Alco Stores, Inc.

Prior to 1994, Mr. Ring spent 32 years with The Coleman Company. His career at Coleman involved a progression of sales and marketing assignments, the President/General Manager position of Coleman's Recreation Business, Executive Vice President of Worldwide Sales and Marketing, and most recently President and COO from 1990 through 1994.

Mr. Ring also serves on a variety of community boards including the Via Christi Research Foundation Board, the Kansas Wildscape Foundation Board and the Wichita State University Students in Free Enterprise Business Advisory Board. His past service includes the Board of the Wichita Area Chamber of Commerce; the Board of, and two years as Chair of, the Wichita Minority Business Development Committee; the World Trade Center Board; the Wichita Committee of 100 Board; and the Wichita Area Technical College Advisory Board.

Mr. Ring is a graduate of The Wichita State University with a degree in Business.

Section 9 – Financial Statements and Exhibits

Item 9.01.

Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.

Description

99.1

Press Release dated June 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

SLS INTERNATIONAL, INC.
(Registrant)

By	/s/ JOHN M. GOTT
John M. Gott
President and
Chief Executive Officer

Dated: June 23, 2005

SLS INTERNATIONAL, INC.

Current Report on Form 8-K

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 17, 2005